EXHIBIT 10.8

        CHANGE OF CONTROL AGREEMENT WITH DAVID STADNYK DATED MAY 1, 2005

                           CHANGE OF CONTROL AGREEMENT



THIS AGREEMENT made effective as of the 1st day of May, 2005.

BETWEEN:

                  PATCH INTERNATIONAL INC.

                  (the "Company")

AND:

                  DAVID STADNYK

                  (the "Consultant")

WHEREAS:

(A) The Consultant is presently engaged by the Company under a Consulting Contract;

(B) The Company and the Consultant are desirous of having certain rights and benefits in the event that the Consultant's engagement with the Company is terminated in a manner set forth hereinafter;

(C) The Company wishes to retain the benefit of the Consultant's services and to ensure that the Consultant is able to carry out his responsibilities with the Company free from any distractions associated with any potential change in the ownership or control of the Company or its assets;


NOW THEREFORE in consideration of the premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Consultant and the Company, it is agreed by and between the Consultant and the Company as follows:


                                     PART 1
                         DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1 In this Agreement, the following words and terms with the initial letter or letters thereof capitalized shall have the meanings set forth below:

         (a)      "AGREEMENT" means this agreement as amended from time to time;

         (b) "CHANGE IN CONTROL" means a transaction or series of transactions whereby directly or indirectly:

                  (i) any person or combination of persons acquires a sufficient number of securities of the Company to affect materially the control of the Company, whether by way of acquisition of previously issued securities or as a result of issuances from treasury, or a combination thereof, and for the purposes of this Agreement, a person or combination of persons holding shares or other securities in excess of the number which, directly or following the conversion or exercise thereof, would entitle the holders thereof to cast 20% or more of the votes attached to all shares of the Company which may be cast to elect directors of the Company, shall be deemed to be in a position to affect materially the control of the Company;

                  (ii) the Company shall consolidate or merge with or into, amalgamate with, or enter into a statutory arrangement with any other person, or any other person shall consolidate or merge with or into, or amalgamate with or enter into a statutory arrangement with the Company, and, in connection therewith, all or part of the outstanding shares of the Company which have voting rights attached thereto shall be changed in any way, reclassified or converted into, exchanged or otherwise acquired for shares or other securities of the Company or any other person or for cash or any other property (other than a transaction which has been approved by the directors of the Company, a majority of whom are directors of the Company holding office at the date of this Agreement);

                  (iii) there shall be a change in a majority of the board of directors of the Company whether as a result of a shareholders meeting or as a result of appointments made by the remaining members of the board of directors of the Company in filling vacancies caused by the resignation of the majority in number of the board of directors of the Company;

                  (iv) a majority of the board of directors shall have resigned or otherwise been removed from office, whether or not the vacancies created by such resignations or removals are filled;

other than a transaction or series of transactions which involves a sale of securities or assets of the Company with which the Consultant is involved as a purchaser in any manner, whether indirectly or indirectly, and whether by way of participation in a corporation or partnership that is a purchaser or by provision of debt, equity or purchase-leaseback financing;

         (c) "CONSULTING CONTRACT" means that consulting contract between the Company and the Consultant dated effective May 1, 2005;

         (d) "EXPIRY DATE" means the date which is 12 months after a Change in Control occurs;

         (e) "TRIGGERING EVENT" means anyone of the following events which occurs following a Change of Control without the express agreement in writing of the Consultant:

                  (i) an adverse change in any of the duties, powers, rights, discretion or compensation of the Consultant as they exist immediately prior to the Change of Control; or

                  (ii) a change in the person or body to whom the Consultant reported immediately prior to the Change of Control provided that this shall not include a change resulting from a promotion in the normal course of business.

PLURAL AND GENDER

1.2 Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

BINDING EFFECT

1.3 This Agreement shall be binding on the successors and assigns of the Company and shall enure to the benefit of the successors and assigns of the Consultant.

MONETARY AMOUNTS

1.4 All references to monetary amounts in this Agreement are to lawful money in the United States of America.


                                     PART 2
                              RIGHTS OF CONSULTANT

RIGHT UPON OCCURRENCE OF TRIGGERING EVENT

2.1        (a)      RIGHT: If a Change in Control occurs and if, in respect of the Consultant, a Triggering Event occurs on or before the Expiry Date, the Consultant shall be entitled to elect to terminate his employment with the Company and to receive a payment from the Company in an amount equal to the greater of:

                    (i) the remaining base compensation due to the Consultant for the remaining term of the Consulting Agreement; or

                    (ii)   US$175,000;

           payable in cash or shares of the Company at the election of the Consultant and if the Consultant elects to take shares, such shares shall be valued at the weighted average closing price of the Company's shares for the five trading days preceding the election by the Consultant;

         (b) CONDITION: The right of the Consultant provided for in ss.2.1(a) hereof is conditional upon the Consultant electing to exercise such right by notice given to the Company within six months after the Triggering Event.

TERMINATION RIGHT

2.2 If a Change in Control occurs and the Consultant has not received notice of the termination of his employment with the Company or a Triggering Event has not otherwise occurred, then, during the six month period after the Change of Control, the Consultant may, notwithstanding the absence of a Triggering Event, give notice to the Company of the intention of the Consultant to terminate his employment with the Company. If such notice is given by the Consultant, the termination of his employment will become effective on a date indicated in the notice, but in any event not later than 120 days following the Consultant giving notice of its intention to terminate his employment with the Company and in such case the Consultant shall be entitled to a payment from the Company in the amount calculated in accordance with ss.2.1(a) hereof.

RIGHT UPON TERMINATION

2.3 The Consultant shall be entitled to a payment from the Company in the amount calculated in accordance with ss.2.1(a) hereof if his employment with the Company is terminated by the Company within 12 months after a Change of Control.

STOCK OPTIONS

2.4 In the event that the Consultant is entitled to a payment pursuant to ss.2.1, ss.2.2 or ss.2.3 hereof, any provisions of any option to purchase common shares of the Company granted to the Consultant by the Company or any subsidiary of the Company which restricts the number of common shares of the Company which may be purchased before a particular date shall be waived. Subject to required regulatory approvals, in the event that the exercise price of any option granted at the same time as the option was granted to the Consultant is repriced downwards, the exercise price of the option held by the Consultant shall be similarly repriced. The terms of any option agreement evidencing such option shall be deemed to be amended to reflect the provisions of this ss.2.4.


                                     PART 3
                                    PAYMENTS

PAYMENTS UNDER THIS AGREEMENT

3.1 Subject to any arrangements made pursuant to ss.4.2 hereof, any payment to be made by the Company pursuant to the terms of this Agreement shall be paid by the Company if in cash in a lump sum within five business days of the giving of notice by the Consultant pursuant to ss.2.1 or ss.2.2 hereof or within five business days of the termination of employment by the Company as referred to in ss.2.3 hereof, as the case may be and if in shares, then by the issuance of a certificate representing such shares within such five business day period and in this regard the Company shall take all such steps as shall be necessary to cause the shares to be issued and to register such shares pursuant to a Form S-8 if requested by the Consultant in circumstances where such registration is available to the Company.

AGREEMENT SUPPLEMENTAL

3.2 This Agreement shall be supplemental to the Consulting Contract, except insofar as the Consulting Contract relates to the termination of the Consultant's employment after a Change in Control, in which case this Agreement shall supersede the termination provisions of the Consulting Contact.


                                     PART 4
                                  MISCELLANEOUS

ASSIGNMENT AND ASSUMPTION

4.1 This Agreement shall be assigned by the Company to any successor corporations and shall be binding upon such successor corporations. For the purposes of this ss.4.1, "successor corporation" shall include any person referred to ss.1.1(b)(ii) or ss.(iii) hereof. The Company shall use its best efforts to ensure that the successor corporation shall continue the provisions of this Agreement as if it were the original party in place of the Company; provided however that the Company shall not thereby be relieved of any obligation to the Consultant pursuant to this Agreement. In the event of a transaction or series of transactions as described in ss.1.1(b)(ii) or ss.(iii) hereof, appropriate arrangement shall be made by the Company for the successor corporation to honour this Agreement as if the Consultant had exercised his maximum rights hereunder as of the effective date of such transaction.

FURTHER ASSURANCES

4.2 Each of the Company and the Consultant agrees to make, do and execute or cause to be made, done and executed all such further and other things, acts, deeds, documents, assignments and assurances as may be necessary or reasonably required to carry out the intent and purpose of this Agreement fully and effectually. Without limiting the generality of the foregoing, the Company shall take all reasonable steps in order to structure the payment or payments provided for in this Agreement in the manner most advantageous to the Consultant with respect to the provisions of applicable taxation legislation.

NOTICE

4.3      (a)   Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by telegram, sending by telecopier, or sending by prepaid registered mail the notice to the following address or telecopier number:

               (i)   if to the Company:

                     Patch International Inc.
                     Suite 1220, 666 Burrard Street
                     Vancouver, B.C.   V6C 2X8

                     Facsimile:  (604) 688-5390

               (ii)  if to the Consultant:

                     c/o Suite 1220, Park Place
                     666 Burrard Street
                     Vancouver, B.C.  V6C 2X8

                     Facsimile:  (604) 688-5390

         (or to such other address or telecopier number as any party may specify by notice in writing to another party).

         (b) Any notice delivered or sent by telegram or sent by telecopier on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the telegram was filed with the telegraph company, or the telecopy transmission was sent successfully to the telecopier number set out above, as the case may be.

         (c) Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

COSTS

4.4 The Company shall pay all costs and expenses, including legal fees, incurred by the Consultant in connection with the entering into and the interpretation of the provisions of this Agreement.

GOVERNING LAW

4.5 This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

SEVERABILITY

4.6 Any provision of this Agreement which contravenes any applicable law or which is found to be unenforceable shall, to the extent of such contravention or unenforceability, be deemed severable and shall not cause this Agreement to be held invalid or unenforceable or affect any other provision or provisions of this Agreement.

SOLE AGREEMENT

4.7 This Agreement supercedes and replaces any prior change of control agreements entered into between the parties or between the Consultant and any subsidiary of the Company.


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto effective as of this 1st day of May, 2005.




PATCH INTERNATIONAL INC.


Per:   /s/ DAVID STADNYK
    --------------------------------------------
    Authorized Signatory





/s/ DAVID STADNYK
------------------------------------------------
DAVID STADNYK